ESCROW AGREEMENT, dated as of February 26, 2014 (this
"Agreement"), is made by and among SCIENTIFIC INDUSTRIES, INC., a Delaware corporation (the "Company"), FULCRUM,
INC., a New Jersey corporation (?Fulcrum?), and REITLER
KAILAS & ROSENBLATT LLC, as escrow agent (the "Escrow
Agent").

                      RECITALS

	The Company and Fulcrum are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), providing for the acquisition by the Company and sale by Fulcrum of the assets of Fulcrum described in the Purchase Agreement.
The Purchase Agreement provides that 31,612 shares of the Company's Common Stock registered in the name of Fulcrum (the "Escrowed Shares") of the acquisition consideration is to be deposited with the Escrow Agent to be held and disbursed pursuant to the terms of the Purchase Agreement and this Agreement.

	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase
Agreement.

	NOW THEREFORE, it is agreed as follows:

1.	Appointment of Escrow Agent.  The Company and
Fulcrum hereby appoint the Escrow Agent, and the Escrow
Agent hereby agrees to serve, as escrow agent in accordance with, and pursuant to, this Agreement.

2.	Delivery of Escrowed Shares.

	(a) As soon as practicable but no later than three (3) business days following the Closing Date, the Company, pursuant to the terms of the Purchase
Agreement, shall deliver to the Escrow Agent the Escrowed Shares to be held pursuant to the terms of this Agreement and the Purchase Agreement. Subject to
Section 2(b) of this Agreement, the Escrowed Shares shall be delivered to Fulcrum on the first anniversary of the Closing Date. During such escrow period, Fulcrum shall be entitled to receive dividends paid by the Company with respect to the Escrowed Shares. Fulcrum shall not assign any of the Escrowed Shares or any interest thereon during the period such Escrowed Shares are held. During such period the stock certificates for the Escrowed Shares shall bear in addition to the legend set forth in Section 4.17 of the Purchase Agreement, the following legend which shall be deleted upon delivery of the Escrowed Shares pursuant to this Agreement.

      "THE SHARES EVIDENCED BY THIS CERTIFICATE
       ARE SUBJECT TO THE TERMS OF AN ESCROW
       AGREEMENT, DATED FEBRUARY 26, 2014, AND
       SUCH SHARES OR ANY INTEREST THEREIN MAY
       NOT BE ASSIGNED DURING THE RELATED ESCROW
       PERIOD."


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	(b)  The undersigned parties agree that the Company
may foreclose upon the Escrowed Shares in accordance with
Section 9.1 of the Purchase Agreement.

3.	Voting of Escrowed Shares.  During the escrow
period, the Company agrees to provide to Fulcrum with respect to the Escrowed Shares copies of all materials provided to the stockholders of the Company with respect to the voting of such shares and copies of written communication delivered to stockholders pursuant to the Company's Certificate of Incorporation, By-Laws and the
Rules and Regulations under the Securities Exchange Act of 1934, as amended.

4.	Escrow Agent.

	(a)	The Escrow Agent shall receive no fee for
its services hereunder. The Escrow Agent shall be entitled to reimbursement, within 15 days of presentation of appropriate documented invoices, from the Company, of the Escrow Agent's reasonable expenses incurred to third parties in the performance of its duties hereunder; provided, however, the Escrow Agent shall not be entitled to reimbursement for fees incurred in connection with the negotiation and preparation of this Agreement or in connection with acting as Escrow Agent.

	(b)	To induce the Escrow Agent to act hereunder, it
is further agreed that:

            (i)	The Escrow Agent shall not be under any duty
to give the Escrowed Shares held by it hereunder any greater degree of care than it gives its own similar property.

            (ii) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto (including the Purchase Agreement), except this Agreement.

            (iii) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of, and in connection with, this Agreement. In no event shall the Escrow Agent be liable for consequential, indirect or punitive damages. This paragraph shall survive termination of this Agreement.

            (iv) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow

Agent shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

            (v)	The Escrow Agent does not have any interest in
the Escrowed Shares deposited hereunder (except as provided in Section 4(a)), but is serving as escrow holder only.

            (vi) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by the Company and Fulcrum or at any time may resign by giving written notice to such effect to the Company and Fulcrum. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Shares to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (A) the appointment of a successor (including a court of competent jurisdiction) or (B) the twentieth day after the date of delivery: (1) to the Escrow Agent of the other parties? notice of termination or (2) to the other parties hereto of the Escrow Agent?s written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent?s sole responsibility after that time shall be to keep the Escrowed Shares safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction.

            (vii) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

            (viii) In the event of any dispute among or between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Shares or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrowed Shares until the Escrow Agent shall have received (A) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Shares or (B) a written agreement executed by the other parties hereto directing delivery of the Escrowed Shares, in which event the Escrow Agent shall release and distribute the Escrowed Shares in accordance with such order or agreement. The Escrow Agent shall act on such court order without further question.

            (ix) The parties hereto irrevocably (A) submit to the jurisdiction of any state or federal court sitting in New York County, New York in any action or proceeding arising out of, or relating to, this Agreement, (B) agree that all claims with respect to such action or proceeding shall be heard and determined in such state or federal court, and (C) waive, to the fullest extent possible, the defense of an inconvenient forum. The parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

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            (x)	No publicly distributed material or other
matter in any language which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties'
 behalf unless the Escrow Agent shall first have given its specific written consent thereto.

            (xi) Distribution of the Escrowed Shares pursuant to this Agreement by the Escrow Agent shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of any party to this Agreement in and to the Escrowed Shares, and shall be a perpetual bar both at law and in equity as against the Escrow Agent, the Company and Fulcrum. The Escrow Agent's responsibilities and liabilities hereunder will terminate upon transfer by Escrow Agent of the Escrowed Shares under this Agreement.

5.	Notices.  Any notice or other communication required
or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) facsimile, or (c) overnight delivery with proper postage prepaid, and addressed as follows:

(i) 	If to the Company:

Scientific Industries, Inc.
70 Orville Drive.
Bohemia, New York, New York 11716
Attention: Helena R. Santos, Chief Executive Officer
Facsimile Number:  (631) 567-5896

With a copy to:


Reitler Kailas & Rosenblatt LLC
885 Third Avenue, 20th Floor
New York, New York 10022
Attention: Leo Silverstein, Esq.
Facsimile Number: (212) 371-5500


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(ii)	If to Fulcrum:

Fulcrum, Inc.
100 Delawanna Avenue, Suite 502
Clifton, New Jersey 07014
Attention:  James Maloy, President
Facsimile Number: (978) 461-2515

With a copy to:

Jeffrey Marks, Esq.
Law Officers of Jeffrey D. Marks PC
415 Clifton Avenue
Clifton, NJ 07014
Facsimile Number: (973) 777-8302

(iii)	If to the Escrow Agent:

Reitler Kailas & Rosenblatt LLC
885 Third Avenue, 20th Floor
New York, New York 10022
Attention: John Watkins, Esq.
Facsimile Number: (212) 371-5500

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Except as otherwise provided herein, no notice or communication shall be effective until received.

6.	Miscellaneous.

      (a)	Conflict.  Reitler Kailas & Rosenblatt LLC
is counsel to Company in this transaction and has in the past been counsel to the Company and certain of its affiliates. Both Company and Fulcrum consent to the additional appointment of Reitler Kailas & Rosenblatt LLC as Escrow Agent for this transaction. Both the Company and Fulcrum acknowledge that, in acting as Escrow Agent, Reitler Kailas & Rosenblatt LLC is not acting as attorneys for Fulcrum. Fulcrum consents to Reitler Kailas & Rosenblatt LLC continued and future representation of the Company and its affiliates and agree not to assert any such conflict of interest or to seek to disqualify the firm or its partners from representing the Company or an affiliate of the Company notwithstanding any dispute that may develop between Fulcrum and the Company other than a dispute between the Company and Fulcrum as to the Escrow Agreement or enforcement of its terms.

      (b)	Binding Effect.  This Agreement shall be binding
upon, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, heirs and administrators and shall not be enforceable by, or inure to the benefit of, any other third party, except as provided in paragraph (vi) of Section 4(b) with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the

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written consent of the other parties.

      (c)	Choice of Law.  This Agreement shall be construed
in accordance with, and governed by, the internal law of the State of New York (without reference to its rules as to conflicts of law).

      (d)	Modification.  This Agreement may only be modified
by a writing signed by the Company, the Escrow Agent and Fulcrum.

      (e)	Headings.  The section headings herein are for
convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections and Articles are to Sections and Articles, respectively, contained herein.

      (f)	Counterparts; Facsimile.  This Agreement may be
executed in one or more counterparts (each of which may be transmitted via email or facsimile) but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

      (g)	Conflicting Language.  In the event of a conflict
between Company and Fulcrum relating to the language of this Agreement and the language of the Purchase Agreement, as between the Company and Fulcrum, the language of the Purchase Agreement shall control between them.

      (h)	Termination.  The escrow created pursuant to
this Escrow Agreement shall terminate at the time that the Escrowed Shares have been delivered in accordance herewith, and all obligations of Fulcrum and Company to the Escrow Agent shall have been satisfied.


                   [Signature Page Follows]


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


SCIENTIFIC INDUSTRIES, INC.

    /s/ Helena R. Santos
By:________________________________
Name: Helena R. Santos
Title:  President



FULCRUM, INC.


By: /s/ James Maloy
___________________
Name:  James Maloy
Title: 	President



ESCROW AGENT:

REITLER KAILAS & ROSENBLATT LLC

    / Reitler kailas & Rosenblatt LLC
By:________________________________
Name:
Title: